                        TIPPERARY CORPORATION AND SUBSIDIARIES
           Calculation of Weighted Average Number of Shares Outstanding
                    Years Ended September 30, 1994, 1995 and 1996
                                   (in thousands)


Description of Transaction               Number    Weighting     Weighted
                                       of Shares    Factor        Average
                                       ---------   ---------     --------

Years ended September 30, 1994:
Primary Shares
    Beginning of period                 11,053      365/365       11,053
    Shares repurchased                     (28)     117/365           (9)
    Shares issued upon exercise
       of options and warrants             163       4/365             2
    Common stock equivalents(1)            265      365/365          265
                                       ---------                --------
    End of period                       11,453                    11,311
                                       ---------                --------
                                       ---------                --------


Years ended September 30, 1995:
Primary Shares
    Beginning of period                 11,188      365/365       11,188
    Shares issued upon exercise
       of options and warrants              22       35/365            2
    Common stock equivalents(2)            467        N/A              0
                                       ---------                --------
    End of period                       11,677                    11,190
                                       ---------                --------
                                       ---------                --------


Years ended September 30, 1996:
Primary Shares
    Beginning of period                 11,210      365/365       11,210
    Common stock issuance                1,400      137/365          525
    Shares issued upon exercise
       of options and warrants             440       60/365           72
    Common stock equivalents(2)            233        N/A              0
                                       ---------                --------
    End of period                       13,283                    11,807
                                       ---------                --------
                                       ---------                --------


(1) Included in computation of weighted average shares although primary EPS is reduced by less than 3%.

(2) Antidilutive and therefore excluded from computation of weighted average shares outstanding.